                                   Exhibit 21



1.   Peoples First Corporation
     -------------------------

     A.   Subsidiaries
          ------------

          1.   Kentucky Corporations
               ---------------------

               (a)  Libsab Bancorp Inc.
               (b)  PFC Properties, Inc.
               (c)  Peoples First Acquisition Corporation
               (d)  PFC Acquisition
               (e)  Peoples First National Bank
               (f)  Home Service Corp.

          2.   Federally Chartered Savings Banks
               ---------------------------------

               (a)  First Kentucky Federal Savings Bank
               (b)  PFC Federal Savings Bank (in organization)